Exhibit 99.01

News

Media Contact:                     Tripp Cagle
404-506-5333 or 1-866-506-5333
media@southerncompany.com
www.southerncompany.com

Investor Relations Contact:
Glen Kundert
404-506-5135
gakunder2@southernco.com

                                            Oct.  27, 2010

Southern Company reports third quarter earnings

ATLANTA – Southern Company (NYSE: SO) today reported third quarter earnings of $817.2 million, or 98 cents a share, compared with $790.0 million, or 99 cents a share, for the same period a year ago.

For the nine months ended Sept. 30, Southern Company’s earnings were $1.82 billion, or $2.20 a share, compared with $1.39 billion, or $1.77 a share, for the same period a year ago.

Earnings for the nine months ended Sept. 30, 2009, included a charge of 25 cents a share, or $202 million, related to a settlement agreement with MC Asset Recovery LLC to resolve a lawsuit arising out of the 2003 bankruptcy of Mirant Corp., a Southern Company subsidiary until its 2001 spin-off.  Excluding the impact of the 2009 settlement, Southern Company earned $2.20 a share for the first nine months of 2010, compared with $2.02 a share for the same period in 2009.

Revenues for the third quarter were $5.32 billion, compared with $4.68 billion for the same period a year ago, a 13.6 percent increase. For the first nine months of the year, revenues totaled $13.68 billion, compared with $12.23 billion for the same period a year ago, an increase of 11.9 percent.

Warmer-than-normal weather for the period and a stronger-than-expected recovery in the industrial sector positively influenced third quarter earnings, as evidenced by increases in electricity usage and sales. Industrial sales benefited from an increase in exports, with those sales performing at 94 percent of pre-recession levels during the third quarter of 2010.

“While our residential and commercial customers continue to face challenges, the growing strength of our industrial base confirms the Southeast as one of the strongest economies in the U.S.,” said Southern Company Chief Executive Officer David M. Ratcliffe. “As the region begins to make slow strides toward recovery, we will continue our emphasis on exceptional service, industry-leading reliability and prices below the national average.”

Third quarter earnings were negatively affected by increased operations and maintenance expenses, reflecting a return to more normal spending levels compared with the same period in 2009 and an accrual to the natural disaster reserve at Alabama Power.  Earnings were further negatively affected by higher depreciation and amortization -- including reduced amortization of the cost of removal obligations at Georgia Power that helped offset the need for a rate request in 2009 -- and an increase in the number of Southern Company outstanding shares.

In the third quarter, kilowatt-hour sales to retail customers in Southern Company’s four-state service area increased 9.4 percent compared with sales in the third quarter of 2009. Residential electricity sales increased 14.0 percent, while commercial sales increased 6.4 percent and industrial sales increased 7.3 percent. Year-to-date, kilowatt-hour sales to retail customers increased 8.7 percent compared with sales during the same period in 2009. Residential electricity sales increased 13.6 percent, while commercial sales increased 3.9 percent and industrial sales increased 9.0 percent.

Total energy sales to Southern Company’s customers in the Southeast, including wholesale sales, increased 6.5 percent in the third quarter of 2010 compared with the same period in 2009. Year-to-date, total sales of electricity increased 6.9 percent compared with the same period in 2009.

Southern Company’s financial analysts call will begin at 1 p.m. Eastern time today, at which time Ratcliffe, President Thomas A. Fanning and Chief Financial Officer Art P. Beattie will discuss earnings and earnings guidance, as well as a general business update. Investors, media and the public may listen to a live webcast of the call and view associated slides at http://investor.southerncompany.com/events.cfm. A replay of the webcast will be available at the site for 12 months.

Southern Company has also posted on its website detailed financial information on its third quarter performance. These materials are available at www.southerncompany.com.

With 4.4 million customers and more than 42,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are below the national average. Southern Company is consistently listed among the top U.S. electric service providers in customer satisfaction by the American Customer Satisfaction Index (ACSI). Visit our website at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:
Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning economic recovery. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, financial reform legislation, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern Company subsidiaries, Federal Energy Regulatory Commission matters and Internal Revenue Service audits; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuels; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities; investment performance of Southern Company’s employee benefit plans and nuclear decommissioning trusts; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals and actions related to the potential Plant Vogtle expansion, including Georgia Public Service Commission and Nuclear Regulatory Commission approvals and potential U.S. Department of Energy loan guarantees; regulatory approvals and actions related to the Kemper IGCC, including Mississippi Public Service Commission approvals and potential U.S. Department of Energy loan guarantees; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.

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